UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 10, 2021

PTC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	0-18059	04-2866152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $.01 par value per share	PTC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5. Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held on February 10, 2021.  Three proposals were before the meeting:

•	Elect eight directors to serve until the 2022 Annual Meeting of Stockholders;
•	Advisory vote to approve the compensation of our named executive officers (Say-on-Pay);
•	Advisory vote to confirm the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the current fiscal year.

The votes with respect to the proposals are set forth below.

Elect Eight Directors to Serve until the 2022 Annual Meeting of Stockholders.
	For	Withheld	Broker Non-Votes
Janice Chaffin	93,568,082	10,279,064	3,874,960
Phillip Fernandez	98,557,454	5,289,692	3,874,960
James Heppelmann	103,323,147	523,999	3,874,960
Klaus Hoehn	102,480,026	1,367,120	3,874,960
Paul Lacy	96,614,016	7,233,130	3,874,960
Corinna Lathan	103,191,466	655,680	3,874,960
Blake Moret	101,528,706	2,318,440	3,874,960
Robert Schechter	98,005,642	5,841,504	3,874,960

Advisory Vote to Approve the Compensation of Our Named Executive Officers (Say-on-Pay).
For	Against	Abstain	Broker Non-Votes
51,396,428	52,332,597	118,121	3,874,960

Advisory Vote to Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the Current Fiscal Year.
For	Against	Abstain	Broker Non-Votes
101,217,949	6,420,086	84,071	—

Section 9 – Financial Statements and Exhibits

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

104Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC INC.

	By:	/s/ Aaron C. von Staats
Date: February 10, 2021	Aaron C. von Staats
Executive Vice President, General Counsel